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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ZYMOGENETICS, INC.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
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                    Washington                                                    91-1144498
---------------------------------------------------            --------------------------------------------------
     (State of Incorporation or Organization)                        (I.R.S. Employer Identification No.)



            1201 Eastlake Avenue East
               Seattle, Washington                                                   98102
---------------------------------------------------            --------------------------------------------------
     (Address of Principal Executive Offices)                                     (Zip Code)
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If this form relates to the registration        If this form relates to the
of a class of securities pursuant to            registration of a class of
Section 12(b) of the Exchange Act and is        securities pursuant to Section
effective pursuant to General Instruction       12(g) of the Exchange Act and is
A.(c), please check the following box.          effective pursuant to General
[_]                                             Instruction A.(d), please check
                                                the following box.  [X]


Securities Act registration statement file number to which this form relates: 333-69190

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                          Name of Each Exchange on Which
   to be so Registered                          Each Class is to be Registered
  ---------------------                        --------------------------------
          None

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                          ----------------------------
                                (Title of Class)


                                   Page 1 of 4
                             Exhibit Index on Page 4

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Item 1. Description of Registrant's Securities to be Registered

     The description of the common stock being registered set forth under the caption "Description of Our Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-69190, as originally filed with the Securities and Exchange Commission on September 10, 2001, or as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.  Description
-----------  -----------
   3.1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

   3.2 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

   4.1       Specimen Common Stock Certificate (incorporated by reference to
             Exhibit 4.1 to the Registration Statement).

  10.1 Shareholders' Agreement by and among the registrant, Novo Nordisk A/S, Novo Nordisk Pharmaceuticals, Inc. and the investors listed on Schedule A thereto, effective as of November 10, 2000 (incorporated by reference to Exhibit 10.9 to the Registration Statement).

  10.2 Investors' Rights Agreement by and among the registrant, Novo Nordisk Pharmaceuticals, Inc. and the persons listed on Schedule A thereto, effective as of November 10, 2000 (incorporated by reference to Exhibit 10.10 to the Registration Statement).


                                  Page 2 of 4

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 ZYMOGENETICS, INC.

                                 /s/ James A. Johnson
                                 -----------------------------------------------
                                 James A. Johnson
                                 Senior Vice President, Chief Financial Officer, and Treasurer




Dated:   January 9, 2002


                                   Page 3 of 4

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                                  EXHIBIT INDEX

Exhibit No.         Description

   3.1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

   3.2 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

   4.1       Specimen Common Stock Certificate (incorporated by reference to
             Exhibit 4.1 to the Registration Statement).

  10.1 Shareholders' Agreement by and among the registrant, Novo Nordisk A/S, Novo Nordisk Pharmaceuticals, Inc. and the investors listed on Schedule A thereto, effective as of November 10, 2000 (incorporated by reference to Exhibit 10.9 to the Registration Statement).

  10.2 Investors' Rights Agreement by and among the registrant, Novo Nordisk Pharmaceuticals, Inc. and the persons listed on Schedule A thereto, effective as of November 10, 2000 (incorporated by reference to Exhibit 10.10 to the Registration Statement).


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